As filed with the Securities and Exchange Commission on January 8, 1997
                            Registration No. 333-____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                             ARROW ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

      New York                                                   11-1806155
(State or other jurisdiction                                   (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                                  25 Hub Drive
                            Melville, New York 11747
                                 (516) 391-1300
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                         ------------------------------

                                Robert E. Klatell
                            Executive Vice President
                             Arrow Electronics, Inc.
                                  25 Hub Drive
                            Melville, New York 11747
                                 (516) 391-1300
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                                             Copies To:

   Howard S. Kelberg, Esq.                           Francis J. Morison, Esq.
Winthrop, Stimson, Putnam & Roberts                    Davis Polk & Wardwell
    One Battery Park Plaza                             450 Lexington Avenue
   New York, New York 10004                           New York, New York 10017
      (212) 858-1000                                      (212) 450-4000

                         ------------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective:

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|-|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
     Title of Class of                                  Proposed Maximum             Proposed Maximum
     Securities to be                Amount to be        Offering Price             Aggregate Offering                Amount of
        Registered                  Registered<F1>        Per Unit<F2>                 Price <F1><F2>              Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Debt Securities............          $500,000,000             100%                     $500,000,000                    $151,516
====================================================================================================================================

<F1>Or the equivalent amount of any securities denominated in a foreign currency or composite currency.
<F2>Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the registration fee.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.
================================================================================


Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

            PROSPECTUS (Subject to Completion Dated January 8, 1997)


                                  $500,000,000

                             ARROW ELECTRONICS, INC.

                                 Debt Securities


                                 --------------

                  Arrow Electronics, Inc. (the "Company") intends to issue from time to time up to $500,000,000 (or the equivalent in foreign currency or composite currency) aggregate principal amount of its debt securities (the "Debt Securities"), or if any Debt Securities are issued at an original issue discount, such greater amount as shall result in net proceeds to the Company of $500,000,000, which will be offered to the public on terms determined by market conditions at the time of sale. The Debt Securities may be issued in one or more series with the same or various maturities at par, at a premium or with an original issue discount. When particular Debt Securities are offered, a prospectus supplement (a "Prospectus Supplement"), together with this Prospectus, will be delivered setting forth the terms of such Debt Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, rate of interest (or manner of calculation thereof) and time of payment thereof, any redemption provisions, the initial public offering price and any other specific terms in connection with the offering and sale of such Debt Securities. The Debt Securities will be unsecured and unsubordinated obligations of the Company ranking pari passu with all existing and future unsecured and unsubordinated obligations of the Company. The Debt Securities will be represented by global certificates (each, a "Registered Global Security") registered in the name of a nominee of The Depository Trust Company, New York, New York (the "Depositary"). Beneficial interests in the Debt Securities will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to participants' interests) and its participants. Except as described in this Prospectus, Debt Securities in certificated form will not be issued in exchange for Registered Global Securities.

                                 --------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
                 SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                          ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

                  This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement. The Company may sell Debt Securities through underwriters, dealers or agents, or directly to one or more purchasers. The applicable Prospectus Supplement will set forth the names of underwriters, dealers or agents, if any, any applicable commissions or discounts and the net proceeds to the Company from any such sale. See "Plan of Distribution" for possible indemnification arrangements for underwriters, dealers, agents and purchasers.

                                 --------------


                 The date of this Prospectus is January __,1997.

No person is authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Debt Securities offered hereby to any person in any jurisdiction in which it is unlawful to make any such offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereby shall under any circumstances imply that the information contained herein is correct as of any date subsequent to the date hereof.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE DEBT SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (together with all amendments thereto, the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby. This Prospectus, filed as a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. In addition, certain documents filed by the Company with the Commission have been incorporated herein by reference. See "Incorporation of Certain Information by Reference." For further information regarding the Company and the Debt Securities offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto and the documents incorporated herein by reference. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission, at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and at the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661- 2511 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding reporting companies under the Exchange Act, including the Company, at http://www.sec.gov. The Common Stock of the Company is listed on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company can also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1996, the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1996, the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1996 and the Company's Current Report on Form 8-K dated December 20, 1996 are hereby incorporated by reference.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified, to constitute a part of this Prospectus.

         The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Written or oral requests for such copies should be directed to:
Arrow Electronics, Inc., 25 Hub Drive, Melville, New York 11747, or by telephone at (516) 391-1300.

                                   THE COMPANY

         The Company is the world's largest distributor of electronic components and computer products to industrial and commercial customers. As the global electronics distribution industry's leader in state-of-the-art operating systems, employee productivity, value-added programs and total quality assurance, the Company is the distributor of choice for over 500 suppliers.

         The Company's global distribution network spans the world's three dominant electronics markets - North America, Europe and the Asia/Pacific region. The Company is the largest electronics distributor in each of these vital industrialized regions, serving a diversified base of original equipment manufacturers, including manufacturers of computer and office products, industrial equipment (including machine tools, factory automation, and robotic equipment), telecommunications products, aircraft and aerospace equipment, and scientific and medical devices. Commercial customers are mainly value-added resellers of computer systems. The Company maintains 162 sales facilities and 17 distribution centers in 31 countries.

         The Company's principal executive offices are located at 25 Hub Drive, Melville, New York 11747, telephone (516) 391-1300.

                                        RATIO OF EARNINGS TO FIXED CHARGES
====================================================================================================================================
                                                                                                                           Nine
                                                                                                                         Months
                                                                                                                          Ended
                                                                         Year Ended December 31,                        Sept.30,
------------------------------------------------------------------------------------------------------------------------------------
                                                        1991         1992        1993         1994         1995           1996
                                                     ----------   ----------   ---------   ----------   -----------   --------
------------------------------------------------------------------------------------------------------------------------------------
Ratio of Earnings to Fixed Charges                      2.5          4.8         7.0         6.0(a)        7.7           8.3

====================================================================================================================================



(a) Excluding the special charges of $45.3 million associated with the acquisition and integration of Gates/FA Distributing, Inc. and Anthem
         Electronics, Inc., the ratio of earnings to fixed charges was 7.1.


                                 USE OF PROCEEDS

         Except as may be set forth in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes.

                         DESCRIPTION OF DEBT SECURITIES

         The Debt Securities will be issued under an Indenture (the "Indenture") between the Company and Bank of Montreal Trust Company, as trustee (the "Trustee"). The following description of certain provisions of the Indenture and the Debt Securities summarizes the material terms thereof but does not purport to be complete, and such summaries are subject to the detailed provisions of the Indenture to which reference is hereby made, including the definition of certain terms used herein and those terms made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and for other information regarding the Debt Securities. The Indenture has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. Numerical references in parentheses below are to sections in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. Capitalized terms that are used and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

General

         The  Indenture   provides  for  the  issuance  from  time  to  time  of
debentures, notes (including the Debt Securities) or other evidences of indebtedness by the Company (the "Securities") in an unlimited amount pursuant to an indenture supplemental to the Indenture or a Board Resolution, or in an Officer's Certificate pursuant to such supplemental indenture or Board Resolution. (Section 2.3) Additional Securities may be issued under the Indenture from time to time.

         The Debt Securities may be issued in one or more series with the same or various maturities, at par, at a premium or with an original issue discount. Reference is made to the applicable Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms of the Debt Securities: (i) the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series; (ii) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under the Indenture and any limitation on the ability of the Company to increase such aggregate principal amount after the initial issuance of the Securities of that series; (iii) the date or dates on which the Principal of the Securities of the series is payable (which date or dates may be fixed or extendible); (iv) the rate or rates (which may be fixed or variable) per annum at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and (in the case of Registered Securities (which is defined as any Security registered on the Security Register)) on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined; (v) if other than as provided in the Indenture, the place or places where the Principal of and any interest on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for exchange, notices, demands to or upon the Company in respect of the Securities of the series and the Indenture may be served and notice to Holders may be published; (vi) the right, if any, of the Company to redeem Securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which Securities of the series may be so redeemed pursuant to any sinking fund or otherwise; (vii) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any of the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation; (viii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable; (ix) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon acceleration of the maturity thereof; (x) if other than the coin or currency in which the Securities of the series are denominated, the coin or currency in which payment of the Principal of or interest on the Securities of the series shall be payable or if the amount of payments of Principal of and/or interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, the manner in which such amounts shall be determined; (xi) if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the Principal of and interest on the Securities of the series shall be payable, and the manner in which any such currencies shall be valued against other currencies in which any other
Securities shall be payable; (xii) whether the Securities of the series or any portion thereof will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Unregistered Securities (which is defined as any Security other than a Registered Security) (with or without coupons), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of Unregistered Securities or the payment of interest thereon and, if other than as provided in the Indenture, the terms upon which Unregistered Securities of any series may be exchanged for Registered Securities of such series and vice versa;
(xiii) whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts; (xiv) if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions; (xv) any trustees, depositaries, authenticating or paying agents, transfer agents or the registrar or any other agents with respect to the Securities of the series; (xvi) provisions, if any, for the defeasance of the Securities of the series (including provisions permitting defeasance of less than all Securities of the series), which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing) the provisions of the Indenture; (xvii) if the Securities of the series are issuable in whole or in part as one or more Registered Global Securities, the identity of the depositary for such Registered Global Security or Securities (which depositary shall, at the time of its designation as depositary and at all times while it serves as depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation) if other than the Depositary; (xviii) any other events of default or covenants with respect to the Securities of the series in addition to the events of default or covenants set forth in the Indenture; and (xix) any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of the Indenture).

         The Indenture does not contain any restriction on the payment of dividends or, except as set forth under "--Certain Covenants," any financial covenants. The Indenture does not contain provisions which would afford the Holders of the Debt Securities protection in the event of a transfer of assets to a subsidiary and incurrence of unsecured debt by such subsidiary, or in the event of a decline in the Company's credit quality resulting from highly leveraged or other similar transactions involving the Company.

         The Debt Securities will be unsubordinated and unsecured obligations of the Company ranking pari passu with all existing and future unsubordinated and unsecured obligations of the Company. Claims of Holders of Debt Securities will be effectively subordinated to the claims of holders of debt of the Company's subsidiaries with respect to the assets of such subsidiaries. In addition, claims of Holders of Debt Securities will be effectively subordinated to the claims of holders of secured debt of the Company and its subsidiaries with respect to the collateral securing such claims. Claims of the Company as the holder of general unsecured intercompany debt will be similarly effectively subordinated to claims of holders of secured debt of its subsidiaries.

Registered Global Securities

         Unless otherwise specified in the applicable Prospectus Supplement, the Depositary will act as securities depository for the Securities, including the Debt Securities. The Securities will be issued only as Registered Global Securities registered in the name of Cede & Co. (the Depositary's partnership nominee). One or more Registered Global Securities will be issued for the Securities representing the aggregate principal amount of such series of Securities and will be deposited with the Depositary.

         The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants (the "Direct Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants," and together with the Direct Participants, the "Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

         Purchases of Securities within the Depositary's system must be made by or through Direct Participants, which will receive a credit for the Securities on the Depositary's records. The ownership interest of each actual purchaser of each Security (a "Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' respective records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interest in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in Securities except in the event that use of the book-entry system for the Securities is discontinued.

         To facilitate subsequent transfers, all Securities deposited by Direct Participants with the Depositary are registered in the name of the Depositary's partnership nominee, Cede & Co. The deposit of the Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Securities; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices shall be sent to Cede & Co. If less than all of the Securities of an issue are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

         Neither the Depositary nor Cede & Co. will consent or vote with respect to the Securities. Under its usual procedures, the Depositary mails an omnibus proxy (an "Omnibus Proxy") to the Participants as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Principal, premium, if any, and interest payments on the Securities will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such payment date. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities for the accounts of customers in bearer form or registered in "street-name," and will be the responsibility of such participant and not of the Depositary, the
underwriters,   or  the  Company,   subject  to  any   statutory  or  regulatory
requirements as may be in effect from time to time. Payment of Principal, redemption premium, if any, and interest to the Depositary is the responsibility of the Company or the respective trustees. Disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants. Registered Global Securities will settle in immediately available funds in the secondary trading market. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Securities.

         The Depositary may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Company. Under such circumstances and in the event that a successor securities depository is not obtained, Securities certificates are required to be printed and delivered. In addition, the Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, Securities certificates will be printed and delivered.

         The  Company  will  not  have  any   responsibility  or  obligation  to
Participants or the persons for whom they act as nominees with respect to the accuracy of the records of the Depositary, its nominee or any Direct or Indirect Participant with respect to any ownership interest in the Securities, or with respect to payments to or providing of notice for the Direct Participants, the Indirect Participants or the Beneficial Owners.

         So long as Cede & Co. is the registered owner of the Securities, as nominee of the Depositary, references herein to Holders of the Securities shall mean Cede & Co. or the Depositary and shall not mean the Beneficial Owners of the Securities.

         The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from the Depositary. Neither the Company, the Trustee nor the underwriters, dealers or agents takes responsibility for the accuracy or completeness thereof.

Certain Covenants

         The following covenants apply to all series of Securities, including the Debt Securities:

         Restrictions on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary (as defined herein) to, create or incur any Lien (as defined herein) on any shares of stock, indebtedness or other obligations of a Restricted Subsidiary (as defined herein) or any Principal Property (as defined herein) of the Company or a Restricted Subsidiary, whether such shares of stock, indebtedness or other obligations of a Restricted Subsidiary or Principal Property are owned at the date of the Indenture or thereafter acquired, unless the Company secures or causes such Restricted Subsidiary to secure the outstanding Securities equally and ratably with (or, at the Company's option, prior to) all indebtedness secured by such Lien, so long as such indebtedness shall be so secured. This covenant shall not apply in the case of: (i) the creation of any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture (including acquisitions by way of merger or consolidation) by the Company or a Restricted Subsidiary contemporaneously with such acquisition, or within 180 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any Lien upon any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture existing at the time of such acquisition, or the acquisition of any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property subject to any Lien without the assumption thereof, provided that every such Lien referred to in this clause (i) shall attach only to the shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements thereon;
(ii) any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property existing at the date of the Indenture;
(iii) any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property in favor of the Company or any Restricted Subsidiary; (iv) any Lien on any Principal Property being constructed or improved securing loans to finance such construction or improvements; (v) any Lien on shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax-exempt governmental obligations (including, without limitation, industrial revenue bonds and similar financings); (vi) any mechanics', materialmen's, carriers' or other similar Liens arising in the ordinary course of business with respect to obligations that are not yet due or that are being contested in good faith;
(vii) any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property for taxes, assessments or governmental charges or levies not yet delinquent, or already delinquent but the validity of which is being contested in good faith; (viii) any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property arising in connection with legal proceedings being contested in good faith, including any judgment Lien so long as execution thereon is stayed; (ix) any landlord's Lien on fixtures located on premises leased by the Company or a Restricted Subsidiary in the ordinary course of business, and tenants' rights under leases, easements and similar Liens not materially impairing the use or value of the property involved; (x) any Lien arising by reason of deposits necessary to qualify the Company or any Restricted Subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law; (xi) Liens on current assets of the Company to secure loans to the Company that mature within twelve months from the creation thereof and that are made in the ordinary course of business; and (xii) any renewal of or substitution for any Lien permitted by any of the preceding clauses (i) through (xi), provided, in the case of a Lien permitted under clause (i), (ii) or (iv), the indebtedness secured is not increased nor the Lien extended to any additional assets. (Section 4.3(a)) Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or assume Liens in addition to those permitted by the preceding sentence of this paragraph, and renew, extend or replace such Liens, provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt (as defined herein) does not exceed 15% of Consolidated Net Tangible Assets (as defined herein). (Section 4.3(b))

         Restrictions on Sale and Lease-Back Transactions. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to the Company or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided that, notwithstanding the foregoing, the Company or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period (i) if the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 4.3(a) described above under "--Restrictions on Liens," to create a Lien on the property to be leased securing Funded Debt (as defined herein) in an amount equal to the Attributable Debt (as defined herein) with respect to such sale and lease-back transaction without equally and ratably securing the outstanding Securities or (ii) if (A) the Company promptly informs the Trustee of such transaction, and (B) the Company causes an amount equal to the fair value (as determined by Board Resolution of the Company) of such property to be applied (1) to the purchase of other property that will constitute Principal Property having a fair value at least equal to the fair value of the property sold, or (2) to the retirement within 120 days after receipt of such proceeds, of Funded Debt incurred or assumed by the Company or a Restricted Subsidiary (including the Securities); provided further that, in lieu of applying all of or any part of such net proceeds to such retirement, the Company may, within 75 days after such sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Funded Debt of the Company (which may include the Securities) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not theretofore tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures, and an Officer's Certificate (which shall be delivered to the Trustee) stating that the Company elects to deliver or cause to be delivered such debentures or notes in lieu of retiring Funded Debt as hereinabove provided. If the Company shall so deliver debentures or notes to the applicable trustee and the Company shall duly deliver such Officer's Certificate, the amount of cash that the Company shall be required to apply to the retirement of Funded Debt under this provision of the Indenture shall be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes, or, if there are no such redemption prices, the principal amount of such debentures or notes; provided, that in the case of debentures or notes that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of the maturity thereof, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity thereof pursuant to the terms of the indenture pursuant to which such debentures or notes were issued. (Section 4.4(a)) Notwithstanding the foregoing, the Company or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted by this paragraph without any obligation to retire any outstanding Securities or other Funded Debt, provided that at the time of entering into such sale and lease-back transactions and after giving effect thereto, Exempted Debt does not exceed 15% of Consolidated Net Tangible Assets. (Section 4.4(b))

Certain Definitions

         The term "Attributable Debt" as defined in the Indenture means when used in connection with a sale and lease-back transaction referred to above under "--Certain Covenants--Restrictions on Sale and Lease-Back Transactions," on any date as of which the amount thereof is to be determined, the product of

(i) the net proceeds  from such sale and  lease-back  transaction  multiplied by
(ii) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale and lease-back transaction (without regard to any options to renew or extend such term) remaining on the date of the making of such computation and the denominator of which is the number of full years of the term of such lease measured from the first day of such term.

         The term "Consolidated Net Tangible Assets" as defined in the Indenture means total assets after deducting therefrom all current liabilities and intangible assets as set forth in the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with GAAP.

         The term "Exempted Debt" as defined in the Indenture means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined: (i) indebtedness of the Company and its Restricted Subsidiaries incurred after the date of the Indenture and secured by liens created or assumed or permitted to exist pursuant to Section 4.3(b) of the Indenture described above under "--Certain Covenants--Restrictions on Liens" and
(ii) Attributable Debt of the Company and its Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to Section 4.4(b) of the Indenture described above under "--Certain Covenants--Restrictions on Sale and Lease-Back Transactions."

         The term "Funded Debt" as defined in the Indenture means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from the date of its creation.

         The terms "Holder" or "Securityholder" as defined in the Indenture mean the registered holder of any Security with respect to Registered Securities and the bearer of any Unregistered Security or any coupon appertaining thereto, as the case may be.

         The term "Lien" as defined in the Indenture means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of the Indenture, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         The term "Original Issue Discount Security" as defined in the Indenture means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.2 of the Indenture.

         The term "Principal Property" as defined in the Indenture means any manufacturing or processing plant or warehouse owned at the date hereof or hereafter acquired by the Company or any Restricted Subsidiary of the Company which is located within the United States and the gross book value of which (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets, other than (i) any such manufacturing or processing plant or warehouse or any portion thereof (together with the land on which it is erected and fixtures comprising a part thereof) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code (or which receive similar tax treatment under any subsequent amendments thereto or any successor laws thereof or under any other similar statute of the United States), (ii) any property which in the opinion of the Company's Board of Directors is not of material importance to the total business conducted by the Company as an entirety, or (iii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

         The term "Restricted Subsidiary" as defined in the Indenture means a Subsidiary of the Company (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States, and (ii) which owns Principal Property; provided, however, that any Subsidiary may be declared a Restricted Subsidiary by Board Resolution, effective as of the date such Board Resolution is adopted; provided further, that any such declaration may be rescinded by further Board Resolution, effective as of the date such further Board Resolution is adopted.

         The term "Subsidiary" as defined in the Indenture means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

Restrictions on Mergers and Sales of Assets

         Under the Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Subsidiary) or permit any Person to merge with or into the Company unless: (i) either (A) the Company shall be the continuing Person or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Securities and under the Indenture and the Company shall have delivered to the Trustee an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and (ii) an Officers' Certificate to the effect that immediately after giving effect to such transaction, no Default shall have occurred and be continuing and an Opinion of Counsel as to the matters set forth in clause (i) shall have been delivered to the Trustee. (Section 5.1)

Events of Default

         Events of Default defined in the Indenture with respect to the Securities of any series are: (i) the Company defaults in the payment of the Principal of any Security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise; (ii) the Company defaults in the payment of interest on any Security of such series when the same becomes due and payable, and such default continues for a period of 30 days; (iii) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture with respect to any Security of such series or in the Securities of such series and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Securities of all series affected thereby; (iv) an involuntary case or other proceeding shall be commenced against the Company or any Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect; (v) the Company or any Restricted Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary or (C) effects any general assignment for the benefit of creditors; or (vi) any other Event of Default established with respect to any series of Securities issued pursuant to the Indenture occurs.
(Section 6.1)

         The Indenture provides that if an Event of Default described in clauses
(i) or (ii) of the immediately preceding paragraph with respect to the Securities of any series then outstanding occurs and is continuing, then, and in each and every such case, except for any series of Securities the Principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of any such affected series then outstanding under the Indenture (each such series treated as a separate class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire Principal (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the Principal amount as may be specified in the terms of such series established pursuant to the Indenture) of all Securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clauses (iii) or (vi) of the immediately preceding paragraph with respect to the Securities of one or more but not all series then outstanding, or with respect to the Securities of all series then outstanding, occurs and is continuing, then, and in each and every such case, except for any series of Securities the Principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount (or, if the Securities of any such series are Original Issue Discount Securities, the amount thereof accelerable as described in this paragraph) of the Securities of all such affected series then outstanding under the Indenture (treated as a single class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire Principal (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the Principal amount as may be specified in the terms of such series established pursuant to the Indenture) of all Securities of all such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (iv) or (v) of the immediately preceding paragraph occurs and is continuing, then the principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as may be specified in the terms of such series established pursuant to the Indenture) of all the Securities then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee to the full extent permitted by applicable law. Upon certain conditions such declarations may be rescinded and annulled and past defaults may be waived by the Holders of a majority in Principal of the then outstanding Securities of all such series that have been accelerated (voting as a single class). (Section 6.2)

         The Indenture contains a provision under which, subject to the duty of the Trustee during a default to act with the required standard of care, (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, Officers' Certificate, Opinion of Counsel (or both), statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence or indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons and the Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the requirements of the Indenture and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion; subject to the terms of the Indenture, whenever in the administration of the trusts of the Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action under the Indenture, such matter (unless other evidence in respect thereof be specifically prescribed in the Indenture) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of the Indenture upon the faith thereof; (iii) the Trustee may act through its attorneys and agents not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care by it under the Indenture; (iv) any request, direction, order or demand of the Company mentioned in the Indenture shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be specifically prescribed in the Indenture); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company; (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; (vi) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with the Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture; (vii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under the Indenture in good faith and in reliance thereon; and (viii) prior to the occurrence of an Event of Default under the Indenture and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, Officers' Certificate, Opinion of Counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during normal business hours and upon prior written notice, books, records and premises of the Company, personally or by agent or attorney. (Section 7.2)

         Subject to various provisions in the Indenture, the Holders of at least a majority in principal amount (or, if the Securities are Original Issue Discount Securities, such portion of the Principal as is then accelerable under the Indenture) of the outstanding Securities of all series affected (voting as a single class) by notice to the Trustee, may waive, on behalf of the Holders of all the Securities of such series, an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Security as specified in clauses (i) or (ii) of the first paragraph of this section or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. (Section 6.4)

         Subject to such provisions in the Indenture for the indemnification of the Trustee and certain other limitations, the Holders of at least a majority in aggregate principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as is then accelerable under the Indenture) of the outstanding Securities of all series affected (voting as a single class), may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by the Indenture; provided that the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Securities pursuant to the Indenture. (Section 6.5)

         The Indenture provides that no Holder of any Securities of any series may institute any proceeding, judicial or otherwise, with respect to the Indenture or the Securities of such series, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless: (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of such series; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Securities of all such series affected shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities of all such affected series have not given the Trustee a direction that is inconsistent with such written request. A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder. (Section 6.6)

         The Indenture contains a covenant that the Company will file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. (Section 4.6)

Discharge, Legal Defeasance and Covenant Defeasance

         The Indenture provides with respect to each series of Securities that, except as otherwise provided in this paragraph, the Company may terminate its obligations under the Securities of a series and the Indenture with respect to Securities of such series if: (i) all Securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it under the Indenture; or (ii)(A) the Securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,
(B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of such Securities, for that purpose, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, to pay Principal of and interest on the Securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the Indenture, and (C) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture with respect to the Securities of such series have been complied with. With respect to the foregoing clause (i), only the Company's obligations to compensate and indemnify the Trustee shall survive. With respect to the foregoing clause (ii), only the Company's obligations to execute and deliver Securities of such series for authentication, to set the terms of the Securities of such series, to maintain an office or agency in respect of the Securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of Securities of such series, to deliver Securities of such series for replacement or to be canceled, to compensate and indemnify the Trustee and to appoint a successor trustee, and its right to recover excess money held by the Trustee shall survive until such Securities are no longer outstanding. Thereafter, only the Company's obligations to compensate and indemnify the Trustee and its right to recover excess money held by the Trustee shall survive. (Section 8.1)

         The Indenture provides that, except as otherwise provided in this paragraph, the Company (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities of any series, and the provisions of the Indenture will no longer be in effect with respect to the Securities of such series (a "legal defeasance") and (ii) may omit to comply with any term, provision or condition of the Indenture described above under "--Certain Covenants" (or any other specific covenant relating to such series provided for in a Board Resolution or supplemental indenture, or Officer's Certificate pursuant to such Board Resolution or such supplemental indenture, that may by its terms be defeased pursuant to the Indenture), and such omission shall be deemed not to be an Event of Default under clauses (iii) or (vi) of the first paragraph of "--Events of Default" with respect to the outstanding Securities of a series (a "covenant defeasance"); provided that the following conditions shall have been satisfied: (i) the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Securities of such series, for payment of the Principal of and interest on the Securities of such series, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the Principal of and accrued interest on the outstanding Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be; (ii) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (iii) no Default with respect to such Securities of such series shall have occurred and be continuing on the date of such deposit; (iv) the Company shall have delivered to the Trustee an Opinion of Counsel that the Holders of the Securities of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code; and (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the defeasance contemplated have been complied with. In the case of a legal defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel (based on a change in law) or a ruling directed to the Trustee from the United States Internal Revenue Service that the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this provision of the Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, or an instrument, in form reasonably satisfactory to the Trustee, wherein the Company, notwithstanding a legal defeasance of its indebtedness in respect of Securities of any series, or any portion of the principal amount thereof, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional U.S. Government Obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or U.S. Government Obligations theretofore so deposited, to pay when due the Principal of and premium, if any, and interest due and to become due on such Securities or portions thereof; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof. Subsequent to a legal defeasance, the Company's obligations to execute and deliver Securities of such series for authentication, to set the terms of the Securities of such series, to maintain an office or agency in respect of the Securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of Securities of such series, to deliver Securities of such series for replacement or to be canceled, to compensate and indemnify the Trustee and to appoint a successor trustee, and its right to recover excess money held by the Trustee shall survive until such Securities are no longer outstanding. After such Securities are no longer outstanding, in the case of a legal defeasance, only the Company's obligations to compensate and indemnify the Trustee and its right to recover excess money held by the Trustee shall survive. (Sections 8.2 and 8.3)

Modification of the Indenture

         The Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the Securities of any series without notice to or the consent of any Holder: (i) to cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders; (ii) to comply with Article 5 (which relates to the covenant discussed under "--Restrictions on Mergers and Sales of Assets") of the Indenture: (iii) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; (iv) to evidence and provide for the acceptance of appointment under the Indenture with respect to the Securities of any or all series by a successor Trustee; (v) to establish the form or forms or terms of Securities of any series or of the coupons appertaining to such Securities as permitted under the Indenture; (vi) to provide for uncertificated or unregistered Securities and to make all appropriate changes for such purpose; (vii) to change or eliminate any provisions of the Indenture with respect to all or any series of the Securities not then outstanding (and, if such change is applicable to fewer than all such series of the Securities, specifying the series to which such change is applicable), and to specify the rights and remedies of the Trustee and the Holders of such Securities in connection therewith; and (viii) to make any change that does not materially and adversely affect the rights of any Holder. (Section 9.1)

         The Indenture also contains provisions whereby the Company and the Trustee, subject to certain conditions, without prior notice to any Holders, may amend the Indenture and the outstanding Securities of any series with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding of all series affected by such supplemental indenture (all such series voting as one class), and the Holders of a majority in aggregate principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Securities of such series. Notwithstanding the foregoing provisions, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 6.4 of the Indenture, may not:
(i) extend the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder's Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the Principal of an Original Issue Discount Security that would be due and payable upon the acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of Principal of or interest on any Security of such Holder; or (iv) modify any of the provisions of the Indenture governing supplemental indentures with the consent of Securityholders, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under the Indenture of the Holders of Securities of any other series or of the coupons appertaining to such Securities. It shall not be necessary for the consent of any Holder under this section of the Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the Indenture becomes effective, the Company or, at the request of the Company, the Trustee shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company or, at the request of the Company, the Trustee will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. (Section 9.2)

Information Concerning the Trustee

         An affiliate of the Bank of Montreal Trust Company participates as a lender under certain credit agreements of the Company.


                              PLAN OF DISTRIBUTION

General

         The Company may sell the Debt Securities being offered hereby: (i) directly to purchasers; (ii) through agents; (iii) through dealers; (iv) through underwriters; or (v) through a combination of any such methods of sale.

         The distribution of the Debt Securities may be effected from time to time in one or more transactions either: (i) at a fixed price or prices which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; or (iv) at negotiated prices.

         Offers to purchase the Debt Securities may be solicited directly by the Company. Offers to purchase Debt Securities may also be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement.

         If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

         If an underwriter or underwriters are utilized in the sales of the Debt Securities, the Company will execute an underwriting agreement with such underwriters at the time of such sale and the name of the underwriters will be set forth in the applicable Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. In connection with the sale of Debt Securities, such underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Debt Securities for whom they may act as agents. Underwriters may also sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by the

Company to underwriters in connection with the offering and sale of Debt Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement.

         Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act. Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

Delayed Delivery Arrangements

         If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase Debt Securities pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (ii) if the Debt Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Debt Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts. The applicable Prospectus Supplement relating to such contracts will set forth the price to be paid for Debt Securities pursuant to such contracts, the commissions payable for solicitation of such contracts and the date or dates in the future for delivery of Debt Securities pursuant to such contracts.


                                 LEGAL OPINIONS

         Certain legal matters with respect to the Debt Securities offered hereby will be passed upon for the Company by Winthrop, Stimson, Putnam & Roberts, counsel for the Company, and for any underwriters or agents by Davis Polk & Wardwell.


                                     EXPERTS

         The consolidated financial statements of the Company at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, appearing in its Annual Report on Form 10-K for the fiscal year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following is a list of the expenses the Registrant expects to pay in connection with the issuance and distribution of the Debt Securities registered hereby:

                                                         Estimated
                                                          Amount
Category of Expense                                     of Expense

Filing and Registration Fees................   $          151,516
Legal Fees and Expenses*....................               10,000
Cost of Printing*...........................               15,000
Accounting Fees and Expenses*...............               20,000
Rating Agency Fees..........................              155,000
Blue Sky Fees and Expenses*.................                3,000
Miscellaneous Expenses*.....................               20.484
                                               ------------------
         *Total.............................   $          375,000
                                               ==================

------------------------

*  Estimated.

Item 15. Indemnification of Directors and Officers.

         Article 9 of the Registrant's Amended and Restated Certificate of Incorporation permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

         Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Registrant is entitled under the Business Corporation Law of the State of New York (Sections 721 through 726), which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law.

         The Registrant also maintains directors' and officers' liability insurance coverage that insures directors and officers of the Registrant against certain losses arising from claims made, and for which the Registrant has not provided reimbursement, by reason of their being directors and officers of the Registrant, its subsidiaries or its affiliates.

Item 16. Exhibits.

         See Exhibit Index.

Item 17. Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement provided, however, that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided,  however,  that  paragraphs  (a)(1)(i)  and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on this 8th day of January, 1997.

                                     ARROW ELECTRONICS, INC.


                                     By: /s/ Robert E. Klatell
                                        _________________________________
                                        Robert E. Klatell
                                        Executive Vice President

                                POWER OF ATTORNEY

         Know all men by these presents, that each officer or director of Arrow Electronics, Inc. whose signature appears below constitutes and appoints John C. Waddell, Stephen P. Kaufman and Robert E. Klatell, and each of them singly, his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                Title                Date

Principal Executive Officer:



/s/ Stephen P. Kaufman             Chairman and Chief      January 8, 1997
------------------------------      Executive Officer
         Stephen P. Kaufman

Principal Financial Officer:


/s/ Gerald Luterman               Senior Vice President    January 8, 1997
------------------------------   Chief Financial Officer
           Gerald Luterman

Principal Accounting Officer:


/s/ Paul J.  Reilly                  Vice President        January 8, 1997
------------------------------         Controller
          Paul J. Reilly

Signature                                Title                Date

Directors:


/s/ Daniel W. Duval                     Director           January 8, 1997
------------------------------
           Daniel W. Duval



/s/ Carlo Giersch                       Director           January 8, 1997
------------------------------
            Carlo Giersch



/s/ Stephen P. Kaufman                  Director           January 8, 1997
------------------------------
         Stephen P. Kaufman



/s/ Gaynor Kelley                       Director           January 8, 1997
------------------------------
            Gaynor Kelley



/s/ Roger King                          Director           January 8, 1997
------------------------------
             Roger King



/s/ Robert E. Klatell                   Director           January 8, 1997
------------------------------
          Robert E. Klatell



/s/ Karen Gordon Mills                  Director           January 8, 1997
------------------------------
         Karen Gordon Mills



/s/ Richard S. Rosenbloom               Director           January 8, 1997
------------------------------
        Richard S. Rosenbloom



/s/ Robert S. Throop                    Director           January 8, 1997
------------------------------
          Robert S. Throop


/s/ John C. Waddell                     Director           January 8, 1997
------------------------------
           John C. Waddell

                                    FORM S-3
                             ARROW ELECTRONICS, INC.
                                  EXHIBIT INDEX


Exhibit                                          Description
Number

1              --      Form of Underwriting Agreement Standard Provisions (Debt
                       Securities).

3(1)           --      Restated Certificate of Incorporation of the Company, as
                       amended (incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended
                       December 31, 1994, File No. 1-4482).

3(2)           --      Certificate  of Amendment to the Restated  Certificate of
                       Incorporation of the Company, as amended, dated as of August 30, 1996 (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1996, File No. 1-4482).

3(3)           --      By-Laws of the  Company  (incorporated  by  reference  to
                       Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1986, File No. 1-4482).

4(1)           --      Form  of  Indenture  between  the  Company  and  Bank  of
                       Montreal Company, as Trustee.

4(2)           --      Form of Debt Security.

4(3)           --      Form of Officer's  Certificate  establishing  a series of
                       Debt Securities under the Indenture.

5              --      Opinion of Winthrop, Stimson, Putnam & Roberts.

12             --      Statements re Computation of Ratio of Earnings to Fixed
                       Charges.

23(1)          --      Consent of Ernst & Young LLP.

23(2)          --      Consent of Winthrop,  Stimson, Putnam & Roberts (included
                       in Exhibit 5 above).

24             --      Power of Attorney (see page II-3).

25             --      Statement of Eligibility under the Trust Indenture Act of
                       1939, as amended, of Bank of Montreal Trust Company, as Trustee under the Indenture between the Company and Bank of Montreal Trust Company on Form T-1.

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